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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Settlement with Former Officer", "Experts" and "Change in Independent Auditors" and to the use of our report dated February 2, 2001, in Pre-effective Amendment No. 1 to Registration Statement (No. 333-108423) on Form S-1 and related Prospectus of Encore Capital Group, Inc. (formerly MCM Capital Group, Inc.) for the registration of 5,000,000 shares of its common stock dated September 26, 2003.



                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
September 24, 2003